SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2005
BioMed Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
17140 Bernardo Center Drive, Suite 222
San Diego, California 92128
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 23, 2005, BioMed Realty Trust, Inc., through its subsidiary, BMR-675 West Kendall Street LLC, entered into a Sixth Amendment to Lease with Vertex Pharmaceuticals Incorporated with respect to the company’s Kendall Square A property. Under the amendment, BioMed agreed to extend the completion dates for certain tenant improvements being performed by Vertex. The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendment, which is filed as an exhibit to this report and incorporated herein by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On September 28, 2005, BioMed’s Board of Directors appointed Karen A. Sztraicher as the company’s Principal Accounting Officer, effective immediately. Ms. Sztraicher, 42, joined BioMed in 2004 as its Senior Controller and currently serves as its Vice President – Chief Accounting Officer. Prior to joining BioMed, she served as Chief Financial Officer of GMS Realty, LLC, a private real estate company focused on acquiring, developing and operating retail properties in the western United States, from 1999 to 2004, and Vice President Accounting of GMS Realty from 1997 to 1999. Ms. Sztraicher became a certified public accountant in 1988.
Item 9.01 Financial Statements and Exhibits.
     (c) The following exhibits are filed herewith:

Exhibit
Number	Description of Exhibit
10.1	Sixth Amendment to Lease, dated as of September 23, 2005, by and between BMR-675 West Kendall Street LLC, as successor to Kendall Square, LLC, and Vertex Pharmaceuticals Incorporated.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2005	BIOMED REALTY TRUST, INC.
	By:	/s/ GARY A. KREITZER
		Name:	Gary A. Kreitzer
		Title:	Executive Vice President

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